CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of OptimizeRx Corp (the “Company”) on Form 10-Q for the quarter ended September 30, 2013 filed with the Securities and Exchange Commission (the “Report”), We, David Harrell and David Lester, Interim Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ David Harrell
Name:	David Harrell
Title:	Principal Executive Officer and Director
Date:	November 14, 2013

By:	/s/ H. David Lester
Name:	H. David Lester
Title:	Principal Financial Officer and Director
Date:	November 14, 2013

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.